ADDENDUM NO. 4 - TERMINATION

                                          to

                          QUOTA SHARE RETROCESSION AGREEMENT
                             entered into by and between

                     AMERICAN HALLMARK INSURANCE COMPANY OF TEXAS
                                    Dallas, Texas
                    (hereinafter referred to as the "Retrocedant")

                           on the one part as reinsurer of

                    STATE AND COUNTY MUTUAL FIRE INSURANCE COMPANY
                                   Ft. Worth, Texas
                        (hereinafter referred to as "Company")

                                         and

                       LIBERTY NATIONAL FIRE INSURANCE COMPANY
                                 Birmingham, Alabama
                   (hereinafter referred to as "Retrocessionaire")

          WITH EFFECT FROM MARCH 1, 1994 at 12:01 a.m., Central Standard Time, it is agreed that the Retrocessionaire identified herein as LIBERTY NATIONAL FIRE INSURANCE COMPANY will hereinafter be known as VESTA FIRE INSURANCE COMPANY.

          WITH EFFECT FROM MARCH 28, 1996 at 12:01 a.m., Central Standard Time, as respects inforce, new and renewal business, the above titled Agreement shall be amended as follows:

          ARTICLE XIV - INTERMEDIARY, shall read as follows as not as heretofore:

          INTERMEDIARY
          Sedgwick Re, Inc. is hereby recognized as the Intermediary negotiating this Agreement for all business hereunder. All communications, including notices, premiums, return premiums, commissions, taxes, losses, loss adjustment expenses, salvages and loss settlements relating thereto shall be transmitted to the Retrocedant or the Retrocessionaire through Sedgwick Re, Inc., 1501 Fourth Avenue, Suite 1400, Seattle, Washington 98101. Payments by the Retrocedant to the Intermediary shall be deemed to constitute payment to the Retrocessionaire. Payments by the Retrocessionaire to the Intermediary shall be deemed only to constitute payment to the Retrocedant to the extent that such payments are actually received by the Retrocedant.

          WITH EFFECT FROM JULY 1, 1996 at 12:01 a.m., Central Standard Time, it is hereby agreed that this Agreement is terminated and reinsurance hereunder shall continue to apply to the business in force until the expiration or cancellation of such business. Any policies effective prior to the termination date, but issued
          after  the   termination   date  shall   be  covered   hereunder.
          Additionally, any policies which must be issued or renewed as a matter of state law or regulation, or because a producing agent
          has  not  been   timely  canceled  shall  be  covered  until  the
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          expiration  dates  on  said  policies.    The  Retrocessionaire's
          liability to the Retrocedant with regard to business covered hereunder shall continue until such time as all business has run off and all losses have been settled.

          ALL OTHER TERMS AND CONDITIONS REMAIN UNCHANGED.

          IN  WITNESS  WHEREOF,  the parties  hereto,  by  their authorized
          representatives,  have  executed  this  Endorsement   as  of  the
          following date:

          At Dallas, Texas, this    day of       , 1996.

                              AMERICAN HALLMARK INSURANCE COMPANY OF TEXAS

                              By:

                              Title:



          At Birmingham, Alabama, this   day of       , 1996.

                              VESTA FIRE INSURANCE COMPANY

                              By:

                              Title: